As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXTERRAN PARTNERS, L.P.*

EXLP FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	4922	22-3955108
Delaware	4922	46-1189063
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

16666 Northchase Drive
Houston, Texas 77060
(281) 836-7000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donald C.  Wayne
Senior Vice President and
General Counsel
16666 Northchase Drive
Houston, Texas 77060
(281) 836-7000

(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
6% Senior Notes due 2021	$350,000,000	$45,080
Guarantees of 6% Senior Notes due 2021(2)		None	(3)

(1)             Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)             No separate consideration was received for the guarantees. Each subsidiary of Exterran Partners, L.P. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.

(3)             Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that guarantee the debt securities:

EXLP OPERATING LLC

(Exact name of registrant as specified in its charter)

Delaware	33-1144624
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

EXLP LEASING LLC

(Exact name of registrant as specified in its charter)

Delaware	33-1144627
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

(1)             The address for the registrant guarantors is 16666 Northchase Drive, Houston, Texas 77060, and the telephone number for the registrant guarantors is (281) 836-7000. The Primary Industrial Classification Code for the registrant guarantors is 4922.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated November 7, 2013

PROSPECTUS

EXTERRAN PARTNERS, L.P.
EXLP FINANCE CORP.
(as Co-Issuers)

Offer to Exchange
Up To $350,000,000 of
6% Senior Notes due 2021
That Have Been Registered Under
The Securities Act of 1933
For
Up To $350,000,000 of
6% Senior Notes due 2021
That Have Not Been Registered Under
The Securities Act of 1933

Terms of the New 6% Senior Notes due 2021 Offered in the Exchange Offer:

•                  The terms of the new notes are identical to the terms of the old notes that were issued on March 27, 2013, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•                  We are offering to exchange up to $350,000,000 of our new notes that have been registered under the Securities Act of 1933 and are freely tradable for up to $350,000,000 of our old notes.

•                  We will exchange an equal principal amount of new notes for all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

•                  The exchange offer expires at 5:00 p.m., New York City time, on                , 2013, unless extended.

•                  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•                  The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer or until the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, whichever is earlier, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale. Please read “Plan of Distribution.”

The date of this prospectus is                  , 2013.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about Exterran Partners, L.P. that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Investor Relations, Exterran Partners, L.P., 16666 Northchase Drive, Houston, Texas 77060, (281) 836-7000.

i

WHERE YOU CAN FIND MORE INFORMATION

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the Securities and Exchange Commission (the “SEC”) will automatically supersede this information.  You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are completed:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•                  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and

•                  Our Current Reports on Form 8-K or Form 8-K/A filed on February, 24, 2012, February 26, 2013, March 8, 2013, March 15, 2013, March 18, 2013, March 28, 2013, April 3, 2013 and August 27, 2013.

Additionally, you may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

We also make available free of charge on our internet website at http://www.exterran.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.  Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above.  Requests for such documents should be directed to Investor Relations, Exterran Partners, L.P., 16666 Northchase Drive, Houston, Texas 77060, (281) 836-7000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements.  These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts.  They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy,” “could,” “should” or “will” or the negative of those terms or other variations of them or comparable terminology.  In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate revenue, income or cash flow are forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  We believe we have chosen these assumptions in good faith and that they are reasonable.  Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements.  Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict.  Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things:

•                  conditions in the oil and natural gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas, which could cause a decline in the demand for our natural gas compression services;

•                  our reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies;

•                  our dependence on Exterran Holdings to provide services and compression equipment, including its ability to hire, train and retain key employees and to timely and cost effectively obtain compression equipment and components necessary to conduct our business;

•                  our dependence on and the availability of cost caps from Exterran Holdings to generate sufficient cash to enable us to make cash distributions at our current distribution rate;

•                  changes in economic or political conditions, including terrorism and legislative changes;

•                  the inherent risks associated with our operations, such as equipment defects, impairments, malfunctions and natural disasters;

•                  loss of our status as a partnership for federal income tax purposes;

•                  the risk that counterparties will not perform their obligations under our financial instruments;

•                  the financial condition of our customers;

•                  our ability to implement certain business and financial objectives, such as:

•                  growing our asset base and asset utilization, particularly for our fleet of compressors;

•                  winning profitable new business;

•                  integrating acquired businesses;

•                  generating sufficient cash;

•                  accessing the capital markets at an acceptable cost; and

•                  purchasing additional contract operation contracts and equipment from Exterran Holdings;

•                  liability related to the provision of our services;

•                  changes in governmental safety, health, environmental or other regulations, which could require us to make significant expenditures; and

•                  our level of indebtedness and ability to fund our business.

You should not put undue reliance on any forward-looking statements.  When considering forward-looking statements, please review the risk factors contained in the “Risk Factors” section of this prospectus or incorporated by reference in this prospectus and any prospectus supplement.  The risks described in this prospectus are not the only risks facing our company.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results of operations.  We will not update these forward-looking statements unless the securities laws require us to do so.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page 7 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus.

Throughout this prospectus, when we use:  (1) the terms “we,” “us,” “Partnership,” “Exterran Partners” or “Exterran Partners, L.P.,” we are referring either to Exterran Partners, L.P., the partnership itself, or to Exterran Partners, L.P., EXLP Finance Corp. and our operating subsidiaries collectively, as the context requires; (2) the term the “Issuers,” we are referring to Exterran Partners, L.P. and EXLP Finance Corp., the co-issuers of the notes, excluding any of their subsidiaries; (3) the term “Exterran Holdings,” we are referring to Exterran Holdings, Inc., the entity that indirectly owns our general partner, or to Exterran Holdings, Inc. and its consolidated subsidiaries collectively, as the context requires; and (4) the term “general partner,” we are referring to Exterran General Partner, L.P. and/or Exterran GP LLC, the general partner of Exterran General Partner, L.P., as the context requires.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on March 27, 2013 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Exterran Partners, L.P.

We are a publicly held Delaware limited partnership formed to provide natural gas contract operations services to customers throughout the United States. Natural gas compression is a mechanical process whereby the pressure of a given volume of natural gas is increased to a desired higher pressure for transportation from one point to another.  It is essential to the transportation and production of natural gas. Our contract operations services primarily include designing, sourcing, owning, installing, operating, servicing, repairing and maintaining equipment to provide natural gas compression services to our customers. We monitor our customers’ compression services requirements over time and, as necessary, modify the level of services and related equipment we employ to address changing operating conditions.

Our executive offices are located at 16666 Northchase Drive, Houston, Texas 77060, and our telephone number is (281) 836-7000. We maintain a website at http://www.exterran.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

For additional information as to our business and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Exchange Offer

On March 27, 2013, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer on or before March 27, 2014.

Old Notes	On March 27, 2013, we completed a private placement of $350 million aggregate principal amount of 6% Senior Notes due 2021.

New Notes

6% Senior Notes due 2021. The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act of 1993, as amended (the “Securities Act”), and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend it.

Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “Description of Notes — Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent

We have appointed Wells Fargo Bank, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, 6th St & Marquette Avenue, Minneapolis, MN 55479. Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuers	Exterran Partners, L.P. and EXLP Finance Corp.

EXLP Finance Corp., a Delaware corporation, is a wholly owned subsidiary of Exterran Partners that has been organized for the sole purpose of being a co-issuer of the notes and a guarantor of certain of our other indebtedness. EXLP Finance Corp. has no operations and no revenue other than as may be incidental to its activities as co-issuer of the notes and a guarantor of our other indebtedness.

Notes Offered	$350 million aggregate principal amount of 6% Senior Notes due 2021.

Maturity Date	April 1, 2021.

Interest	Interest on the notes accrues at a rate of 6% per annum (calculated using a 360-day year).

Interest on the notes will be payable on April 1 and October 1 of each year, beginning on October 1, 2013. Interest on the new notes will accrue from March 27, 2013, or, if interest has already been paid, from the date it was most recently paid.

Ranking	Like the old notes, the new notes will be our general unsecured obligations. Accordingly, they will rank:

• equally in right of payment with all of our existing and future senior indebtedness;

•      effectively junior to all of our existing and future secured indebtedness, including our guarantees of EXLP Operating LLC’s borrowings under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness;

• effectively junior to all indebtedness and other liabilities, including trade payables, of any future non-guarantor subsidiary (other than indebtedness and other liabilities owed to us, if any); and

• senior in right of payment to all of our future subordinated indebtedness.

As of September 30, 2013, the notes were effectively junior to our guarantee of $375.0 million of borrowings outstanding under our senior secured credit facility (to the extent of the value of the assets securing such guarantee).

Subsidiary Guarantees

The new notes will be jointly and severally guaranteed on a senior unsecured basis by our existing and future subsidiaries that either borrow under or guarantee our senior secured credit facility or guarantee our other indebtedness in excess of a de minimis amount, whom we refer to as the “subsidiary guarantors.” The subsidiary guarantees will rank:

•      equally in right of payment with all of the existing and future senior indebtedness of our subsidiary guarantors, including their borrowings or guarantees under our senior secured credit facility or guarantees of our other senior indebtedness;

•      effectively junior to all existing and future secured indebtedness of our subsidiary guarantors, including their borrowings or guarantees under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and

• senior in right of payment to any future subordinated indebtedness of our subsidiary guarantors.

Optional Redemption

Beginning on April 1, 2017, we may on any one or more occasions redeem some or all of the notes at the redemption prices listed under “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest, if any, to the date of redemption. Prior to April 1, 2017, we may on any one or more occasions redeem some or all of the notes at a “make whole” redemption price described under “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest, if any, to the date of redemption.

In addition, on any one or more occasions prior to April 1, 2016, we may redeem up to 35% of the notes, but in an amount not greater than the net cash proceeds of one or more equity offerings by us, at 106.0% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding after such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering. Please read “Description of Notes — Optional Redemption.”

Change of Control

Upon the occurrence of a change of control (as described under “Description of Notes — Repurchase at the Option of Holders — Change of Control”), we must offer to repurchase the notes at 101% of the principal amount of the new notes, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

• pay distributions on, repurchase or redeem our units or repurchase or redeem our subordinated debt;

• make investments;

• incur or guarantee additional indebtedness or issue preferred units;

• create or incur certain liens;

• sell assets;

• consolidate, merge or transfer all or substantially all of our assets;

• enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

• engage in transactions with affiliates; and

• create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described under “Description of Notes.”

If the notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

Transfer Restrictions; Absence of Established Market for the New Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

Investment in the new notes involves certain risks. You should carefully consider the risk factors and other cautionary statements contained in this prospectus, including those described under “Risk Factors” beginning on page 7 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus, together with all of the other information included, or incorporated by reference, in this prospectus or to which we refer you, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless the registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Risk Related to the Notes

The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness and structurally subordinated to the liabilities of any future non-guarantor subsidiaries.

The notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor (to the extent of the value of the assets securing such indebtedness), including indebtedness under our senior secured credit facility. Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. As of September 30, 2013, we had $375.0 million in borrowings outstanding under our senior secured credit facility and $425.0 million of undrawn capacity available for additional borrowings.

Although all of our existing subsidiaries will initially guarantee the new notes, in the future, under certain circumstances, the note guarantees are subject to release and we may have other subsidiaries that are not guarantors. In that case, the notes would be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors.

In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that effectively ranks ahead of the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes and our senior secured credit facility, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes do not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes offered hereby and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•                  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•                  was insolvent or rendered insolvent by reason of such incurrence;

•                  was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may be unable to repurchase the notes in connection with a change of control offer required by the indenture.

Upon the occurrence of specific kinds of change of control events, the indenture governing the notes requires us to make an offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the notes. Because the definition of change of control under our senior secured credit facility differs from that under the indenture governing the notes, there may be a change of control and resulting default under our senior secured credit facility at a time when no change of control has occurred under the indenture governing the notes. Please read “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

Under the indenture governing the notes, a change of control will occur if, among other things, a majority of the members of the board of directors of our general partner’s general partner are not “continuing directors.” However, the Chancery Court of Delaware has raised the possibility in a reported decision that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.

Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries.

We are a holding company and our assets consist primarily of investments in our subsidiaries. As a result, our ability to make required payments on the notes will depend on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our senior secured credit facility and other debt agreements and applicable state laws and other laws and regulations. Our rights and the rights of our creditors, including holders of the notes, to participate in the distribution of assets of any entity in which we own an equity interest will be subject to prior claims of the entity’s creditors upon the entity’s liquidation or reorganization. However, we may ourselves be a creditor with recognized claims against this entity, but our claims would still be subject to the prior claims of any secured creditor of this entity and of any holder of indebtedness of this entity that is senior to that held by us. Accordingly, a holder of our debt securities, including holders of the notes, may be deemed to be effectively subordinated to those claims.

Our operating subsidiary, EXLP Operating LLC, is the borrower under our senior secured credit facility.

The covenants in the indenture governing the notes impose, and covenants contained in agreements governing our other indebtedness impose, restrictions that may limit our operating and financial flexibility.

The indenture governing the notes contains a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•                  sell assets, including equity interests in our subsidiaries;

•                  pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt;

•                  make investments;

•                  incur or guarantee additional indebtedness or issue preferred units;

•                  create or incur certain liens;

•                  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•                  consolidate, merge or transfer all or substantially all of our assets;

•                  engage in transactions with affiliates;

•                  create unrestricted subsidiaries.

Our senior secured credit facility also contains multiple restrictions and covenants.  Further, our future indebtedness may contain covenants more restrictive in certain respects than the restrictions contained in the indenture governing the notes and in our senior secured credit facility. As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A failure to comply with the covenants in the indenture governing the notes or any other current or future indebtedness could result in an event of default under the indenture governing the notes or such other  indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under the indenture governing the notes or our other indebtedness, our debt holders and lenders:

•                  will not be required to lend any additional amounts to us;

•                  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•                  may have the ability to require us to apply all of our available cash to repay these borrowings; or

•                  may prevent us from making debt service payments under our other agreements, any of which could result in an event of default under the notes.

If the indebtedness under the notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of Notes.”

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s provided at such time no default has occurred and is continuing. The covenants restrict, among other things, our ability to pay distributions on our common units, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. Please read “Description of Notes — Certain Covenants — Covenant Termination.”

Your ability to transfer the notes may be limited.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the new notes, if issued. The initial purchasers are not obligated, however, to make a market in the new notes, and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•                  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes; and

•                  use commercially reasonable efforts to have the exchange offer completed not later than March 27, 2014.

We agreed to offer the new notes in exchange for surrender of the old notes once the SEC declares the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously during the exchange offer, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer will in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•                  will not be able to rely on the interpretation of the staff of the SEC;

•                  will not be able to tender its old notes in the exchange offer; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “— Procedures for Tendering — Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•                  the exchange offer is not permitted by applicable law or SEC policy;

•                  the exchange offer is for any reason not consummated on or before March 27, 2014 and the old notes are not freely tradable prior to that date; or

•                  prior to March 27, 2014, any holder notifies us that:

•                  the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

•                  the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer is not appropriate or available for such resales by such purchaser; or

•                  the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradable, and such holder cannot participate in the exchange offer.

We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed, which date we refer to as the “shelf filing deadline.” The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) March 27, 2014. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act and such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the “shelf effectiveness period.”

The registration rights agreement provides that, in the event (i) the exchange offer is not consummated on or prior to March 27, 2014, (ii) the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate on the old notes will be increased by 1.0% per annum until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. See “— Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $350 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “— Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on        , 2013, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•                  delay accepting for exchange any old notes,

•                  extend the exchange offer, or

•                  terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary — The Exchange Offer — Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•                  a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•                  a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                  any new notes that you receive will be acquired in the ordinary course of your business;

•                  you have not engaged in and do not intend to engage in the distribution of the new notes;

•                  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•                  you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•                  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective, you must comply with the appropriate DTC’s ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time prior to the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•                  all registration and filing fees and expenses;

•                  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•                  accounting and legal fees, disbursements and printing, messenger and delivery services and telephone costs; and

•                  related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes under the exchange offer you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis. The computation of earnings to fixed charges is set forth on exhibit 12.1 to the registration statement of which this prospectus forms a part.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of net interest expense on all indebtedness, the amortization of deferred financing costs, and interest associated with operating leases.

	Nine Months Ended September 30,		Year Ended December 31,
	2013		2012		2011		2010		2009		2008
Ratio of earnings to fixed charges	2.88	x	1.44	x	1.22	x	—	(1)	1.72	x	2.61	x

(1)         The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2010. Additional earnings of $22.7 million would have been needed to have a one-to-one ratio of earnings to fixed charges.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to Exterran Partners, L.P. and not to any of its subsidiaries, the term “Finance Corp.” refers to EXLP Finance Corp., and the term “Issuers” refers to the Company and Finance Corp. References to the “notes” in this section of the prospectus include both the old notes issued on March 27, 2013 and the new notes, unless the context otherwise requires.

The new notes will be issued and the old notes were issued under an indenture dated as of March 27, 2013, among the Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “trustee”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it defines the rights of Holders of the notes.

Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

If the exchange offer is consummated, Holders of old notes who do not exchange their notes for new notes will vote together with the Holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of any old notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such notes and the new notes then outstanding.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes.  Like the old notes, the new notes will be:

•                  general unsecured obligations of the Issuers;

•                  equal in right of payment with all existing and future Senior Debt of either of the Issuers;

•                  senior in right of payment to any future subordinated debt of the Issuers; and

•                  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Subsidiary Guarantees.  The notes are currently guaranteed by all of the Company’s Subsidiaries (other than Finance Corp.).

Each guarantee of the new notes, like each guarantee of the old notes, will be:

•                  a general unsecured obligation of the Guarantor;

•                  equal in right of payment with all existing and future Senior Debt of that Guarantor; and

•                  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, since the notes and the guarantees are unsecured, they are effectively subordinated to all of the Company’s and the Guarantors’ secured Indebtedness to the extent of the value of the collateral securing such Indebtedness, including Indebtedness under the Credit Agreement (including guarantees of such Indebtedness), which is secured by substantially all of the assets of the Company and the Guarantors. See “Risk Factors — Risks Related to Investing in the New Notes — The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness and structurally subordinated to the liabilities of any future non-guarantor subsidiaries.”

As of September 30, 2013, the Company and the Guarantors had:

•                  total long-term debt of approximately $719.8 million, consisting of the notes and approximately $375.0 million of secured debt outstanding under the Credit Agreement; and

•                  no debt contractually subordinated to the notes or the guarantees, as applicable.

The indenture permits us and our Subsidiaries to incur additional Indebtedness, including additional secured Senior Debt.

All of our existing Subsidiaries (other than Finance Corp.) guarantee the notes. Under the circumstances described below under the subheading “— Certain Covenants — Additional Subsidiary Guarantees,” in the future one or more of our newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these future non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and other liabilities, including trade payables, before they will be able to distribute any of their assets to us. As a result, the notes and the guarantees will be structurally subordinated to all of the obligations of any future Subsidiary of the Company that does not guarantee the notes with respect to the assets of such Subsidiary.

Currently, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Exterran Partners, L.P. currently has three Subsidiaries: EXLP Operating LLC, EXLP Leasing LLC and Finance Corp. EXLP Operating LLC and EXLP Leasing LLC are 100% owned, directly or indirectly, by Exterran Partners, L.P. and any guarantees by such Subsidiaries will be full and unconditional and will constitute joint and several obligations. Exterran Partners, L.P. has no assets or operations independent of its Subsidiaries, and there are no significant restrictions upon the ability of the Subsidiaries to distribute funds to Exterran Partners, L.P.

Principal, Maturity and Interest

The Issuers have issued $350 million aggregate principal amount of notes. In addition to the new notes offered hereby, the Issuers may issue additional notes from time to time. Any offering of additional notes is subject to all of the covenants of the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The old notes and any additional notes subsequently issued under the indenture, together with the new notes, will be treated as a single class for all purposes under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 1, 2021.

Interest on the notes accrues at the rate of 6.0% per annum, and is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2013. The Issuers will make each interest payment to the Holders of record on the March 15 and September 15 immediately preceding each interest payment date.

Interest on the new notes will accrue from March 27, 2013, or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions to an account in the United States. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

All of our existing Subsidiaries, excluding Finance Corp., guarantee the notes on a senior unsecured basis. In the future, certain Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under “— Certain Covenants — Additional Subsidiary Guarantees.” These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors — Risks Related to Investing in the New Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)            immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)            either:

(a)         the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

(b)         such transaction complies with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

The Subsidiary Guarantee of a Guarantor will be released:

(1)            in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the covenant described under “— Repurchase at the Option of Holders — Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)            if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)            upon Legal Defeasance or Covenant Defeasance as described below under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “— Satisfaction and Discharge”;

(5)            upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(6)            at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount; or

(7)            upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

Optional Redemption

At any time prior to April 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, but in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price of 106.0% of the principal amount plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), provided that:

(1)            at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2)            the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to April 1, 2017, the Issuers may on any one or more occasions redeem all or part of the notes, at a redemption price equal to the sum of:

(1)            the principal amount thereof, plus

(2)            the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Except pursuant to the preceding paragraphs and the final paragraph under “— Repurchase at the Option of Holders — Change of Control,” the notes will not be redeemable at the Issuers’ option prior to April 1, 2017. The Issuers are not, however, prohibited from acquiring the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture.

On and after April 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on April 1 of the years indicated below:

Year	Percentages
2017	103.000%
2018	101.500%
2019 and thereafter	100.000%

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)            if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)            if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC may require).

No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be sent at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent and, in the case of a redemption in connection with an Equity Offering by the Company, be given prior to the completion of the related Equity Offering. Notes called for redemption without any condition precedent will become due on the date fixed for redemption, and at the redemption price. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

Mandatory Redemption

We are not required to make mandatory redemption payments or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to repurchase notes as described under the caption “— Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market or otherwise and deliver them to the trustee for cancellation.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption,” each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption,” the Company will send a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will on the Change of Control Settlement Date:

(1)            deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)            deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

On the Change of Control Settlement Date, the paying agent will promptly pay to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including a Subsidiary of the Company) makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase any and all outstanding notes validly tendered at a cash price equal to or higher than the Change of Control Payment (an “Alternate Offer”) and has purchased all outstanding notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase

“substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)            the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)            the fair market value is determined by (a) an officer of the Ultimate General Partner if the value is less than $40.0 million and evidenced by an officers’ certificate delivered to the trustee, or (b) the Board of Directors of the Company if the value is $40.0 million or more and evidenced by a Board Resolution delivered to the trustee; and

(3)            at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a)         any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)         any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)          any stock or assets of the kind referred to in clause (2), (3) or (5) of the next succeeding paragraph received by the Company or any Restricted Subsidiary in connection with such transaction.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale (or 720 days after the receipt of any Net Proceeds by any Foreign Subsidiary from an Asset Sale), the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1)            to repay, purchase, redeem or otherwise retire Senior Debt (and in the case of repaying Senior Debt under any revolving credit agreement to permanently reduce commitments thereunder by a corresponding amount);

(2)            to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

(3)            to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;

(4)            to make capital expenditures; or

(5)         to acquire other long-term assets that are used or useful in a Permitted Business.

The requirement of clause (2), (3), (4) or (5) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

On the 361st day after the Asset Sale (or the 721st day after an Asset Sale by a Foreign Subsidiary or, in either case and, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC may require). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such conflict.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)            declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)            purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)            make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (a) a payment of interest when due or (b) a payment of principal at or within one year of the Stated Maturity thereof; or

(4)            make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(I)              if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)         Available Cash with respect to the Company’s preceding fiscal quarter, plus

(b)         the sum of (i) the aggregate net cash proceeds received by the Company after the date of the indenture as a contribution to its common equity capital (other than from a Restricted Subsidiary of the Company) or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), and (ii) the fair market value of any Permitted Business or long-term tangible assets that are useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Equity) after the date of the indenture, plus

(c)          to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d)         the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person since the date of the indenture resulting from:

(i)             dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any Restricted Subsidiary of the Company from any Person (including, without limitation, any Unrestricted Subsidiary); or

(ii)          the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”),

in each case, to the extent such amounts referred to in items (b) (d) have not been included in Available Cash for any period commencing on or after the date of the indenture (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)          the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

(II)         if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made

(such Restricted Payments for purposes of this clause (II) meaning only distributions on the Company’s units plus the related distribution to the General Partner), is less than the sum, without duplication, of:

(a)         $100.0 million, less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(a) since the date of the indenture, plus

(b)         Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.

The preceding provisions will not prohibit:

(1)            the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

(2)            the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

(3)            the purchase, redemption, defeasance or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)            the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis;

(5)            so long as no Default (other than a Reporting Default) or Event of Default has occurred or is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company, any of its Restricted Subsidiaries or any Qualified Owner pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount; or

(6)            the purchase or other acquisition of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

(7)            payments or distributions to dissenting unitholders or shareholders not to exceed $5.0 million in the aggregate after the date of the indenture (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets that is not prohibited by the indenture;

(8)            cash payments in lieu of the issuance of fractional units or shares;

(9)            so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued after the date of the indenture, in accordance with the covenant captioned “— Incurrence of Indebtedness and Issuance of Preferred Stock,” to the extent such dividends are included in Fixed Charges; or

(10)     so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “— Repurchase at the Option of Holders — Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “— Repurchase at the Option of Holders — Asset Sales”; provided that, prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement for value, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the notes and has completed the purchase of all notes validly tendered for payment (and not withdrawn) in connection with such Change of Control Offer or Asset Sale Offer.

The amount of all Restricted Payments (other than cash) will be the fair market value, determined as of the date the Restricted Payment (or, in the case of a dividend, on the date of declaration) is proposed to be paid, the Restricted Investment is proposed to be made or the asset(s) or securities are proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the fair market value of any non-cash dividend or distribution made within 60 days after the date of declaration shall be determined as of such date. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) (10), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Company will not permit any of its Restricted Subsidiaries to issue any other preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may issue other preferred securities, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or other preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (10) below:

(1)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $900.0 million or (b) $625.0 million plus 25.0% of the Company’s Consolidated Net Tangible Assets determined as of the date of such incurrence;

(2)            the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3)            the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes and the related Subsidiary Guarantees issued on the date of the indenture and (b) the new notes and the related Subsidiary Guarantees issued pursuant to a registration rights agreement;

(4)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $25.0 million and (b) 2.5% of the Company’s Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5)            the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness), in each case, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or (12) of this paragraph or this clause (5);

(6)            the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)         if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)         (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)            the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

(8)            the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant; provided that in the event such Indebtedness being guaranteed is subordinated in right of payment to the notes or the Subsidiary Guarantees, then the guarantee shall be subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be;

(9)            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(10)     the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a)         any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(b)         any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (10);

(11)     the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (11) and then outstanding does not exceed $10.0 million;

(12)     the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness; and

(13)     the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed the greater of (a) $50.0 million and (b) 5.0% of the Company’s Consolidated Net Tangible Assets determined as of the date of such incurrence.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall be considered incurred under the first paragraph of this covenant and may not be reclassified.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. The indenture will not treat (a) unsecured Indebtedness of any Person as subordinated in right of payment to secured Indebtedness of that Person merely because it is unsecured or (b) Indebtedness of the Company as subordinated in right of payment to Indebtedness of a Restricted Subsidiary merely because it is structurally subordinated thereto. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary

Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant, provided that the terms of such preferred stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Capital Stock;

(2)            make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)            transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)            agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)            the indenture, the notes and the Subsidiary Guarantees;

(3)            applicable law;

(4)            any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

(5)            customary non-assignment provisions in equipment or other licenses, easements, leases or similar instruments, in each case entered into in the ordinary course of business and consistent with past practices;

(6)            Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)            any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)            Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)            Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)     provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitations are applicable only to the assets or property that is the subject of such agreements;

(11)     any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)     Hedging Contracts permitted from time to time under the indenture;

(13)     restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14)     with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(15)     any other agreement governing Indebtedness of the Company or any Guarantor that is permitted to be incurred by the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the indenture or the Credit Agreement as in effect on the date of the indenture.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1)            either:

(a)         such Issuer is the survivor; or

(b)         the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)            the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture and registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)            immediately after such transaction no Default or Event of Default exists;

(4)            in the case of a transaction involving the Company and not Finance Corp., either

(a)         the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(b)         immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction;

(5)            such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

Upon any consolidation or merger or any disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing, in which the Company is not the surviving Person, the surviving Person formed by such consolidation or into which the Company is merged or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes and any applicable registration rights agreement with the same effect as if such surviving Person had been named as such, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets) the Company will be relieved of all obligations and covenants under the indenture and the notes.

Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties or assets to the Company without complying with the preceding clause (4) in connection with any such consolidation, merger or disposition.

Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures provided that:

(1)            the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2)            the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)            the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes and the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(4)            immediately after such reorganization no Default or Event of Default exists; and

(5)            such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Notwithstanding anything in this covenant to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved in accordance with the indenture and cease to be an Issuer.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)            the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)            the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)            any employment agreement, customary benefit program or arrangement, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries with or for the benefit of officers, directors or employees of the Company, any Restricted Subsidiary, the General Partner, the Ultimate General Partner or any Qualifying Owner in the ordinary course of business;

(2)            transactions between or among any of the Company and its Restricted Subsidiaries, including between any Restricted Subsidiaries;

(3)            transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4)            transactions effected in accordance with the terms of the Omnibus Agreement or the Partnership Agreement, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is either (i) approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company or (ii) not materially more disadvantageous, taken as a whole, to the Company and its Restricted Subsidiaries than the agreement so amended or replaced;

(5)            customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company, any Restricted Subsidiary or any Qualified Owner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(6)            sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(7)            Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments”; and

(8)            in the case of contracts for buying and selling or leasing equipment or inventory or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries and unrelated third parties.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments” or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the captions “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and “— Liens” and (2) no Default or Event of Default with respect to such covenant or any other covenant in the indenture would be in existence following such designation.

Additional Subsidiary Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor either borrows under the Credit Agreement or guarantees Indebtedness incurred thereunder, or guarantees any other Indebtedness of either of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount, then that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released in the circumstances described under clause (6) of “— Subsidiary Guarantees.”

Finance Corp. Activities

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or its other Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company or its other Restricted Subsidiaries as permitted under the covenant described about under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Company will, within five Business Days after filing, or attempting to file, the same with the Commission, (a) furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes and (b) post on its website or otherwise make available to prospective purchasers of the notes:

(1)            all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accountants; and

(2)            all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, including Section 3-10 of Regulation S-X, if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under “— Events of Defaults and Remedies” if payment of the notes has been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Covenant Termination

If at any time (a) the notes have an Investment Grade Rating from both Ratings Agencies, (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers’ certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Asset Sales” and the following provisions of the indenture described above under the caption “— Certain Covenants”:

•                  “— Restricted Payments,”

•                  “— Incurrence of Indebtedness and Issuance of Preferred Stock,”

•                  “— Dividend and Other Payment Restrictions Affecting Subsidiaries,”

•                  clause (4) of the covenant described above under the caption “— Merger, Consolidation or Sale of Assets,”

•                  “— Transactions with Affiliates,”

•                  “— Designation of Restricted and Unrestricted Subsidiaries,” and

•                  “— Finance Corp. Activities.”

However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control,” and the following provisions of the indenture described above under the caption “— Certain Covenants”:

•                  “— Liens,”

•                  “— Merger, Consolidation or Sale of Assets” (other than the financial tests set forth in clause (4) of such covenant),”

•                  “— Additional Subsidiary Guarantees,” and

•                  “— Reports.”

Events of Default and Remedies

Each of the following is an Event of Default:

•                  (1)         default for 30 days in the payment when due of interest on the notes;

•                  (2)         default in payment when due of the principal of, or premium, if any, on the notes;

•                  (3)         failure by the Company to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Asset Sales,” “— Repurchase at the Option of Holders — Change of Control” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

•                  (4)         failure by the Company for 180 days after notice from the trustee or Holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under “— Certain Covenants — Reports”;

•                  (5)         failure by the Company for 60 days after notice from the trustee or Holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the indenture;

•                  (6)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)         is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b)         results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 20 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)            failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)            except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9)            certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the Company, the General Partner, the Ultimate General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Ultimate General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”), except for:

(1)            the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)            the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)            the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)            the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a)         the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)         since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, the proceeds of which are applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such Indebtedness);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)            the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)            the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default (other than a default in the payment of any amount due on the notes, except such a default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)            reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)            reduce the rate of or change the time for payment of interest on any note;

(4)            waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)            make any note payable in currency other than that stated in the notes;

(6)            make any change in the provisions of the indenture relating to waivers of past defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

(7)            waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8)            release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)            make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)            to cure any ambiguity, defect or inconsistency;

(2)            to provide for uncertificated notes in addition to or in place of certificated notes;

(3)            to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets;

(4)            to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5)            to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading “— Certain Covenants — Liens”;

(6)            to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(7)            to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

(8)            to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(9)            to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

(10)     to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of the “Description of Notes” contained in the offering memorandum for the old notes.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the Holders becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)            either:

(a)         all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)         all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption (provided that if such redemption is made as provided in the second paragraph under “— Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date);

(2)            in respect of clause (1)(b), no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness that is being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)            the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)            the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee. Such bank is the administrative agent and a lender under the Credit Agreement.

So long as the trustee is a creditor of an Issuer or any Guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder offers to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the old notes and the Subsidiary Guarantees are, and the new notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)            upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)            ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, any Guarantor, the trustee nor any agent of the Issuers, any Guarantor or the trustee has or will have any responsibility or liability for:

(1)            any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)            any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)            DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days;

(2)            the Issuers, at their option but subject to DTC’s requirements, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)            there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)            Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred or Disqualified Stock is issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding any Indebtedness or Disqualified Stock which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)            the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)            the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests by the Company or any of its Restricted Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)            any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $20.0 million;

(2)            a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3)            an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)            the sale, lease or other disposition of products, services, equipment, inventory or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)            the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6)            a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7)            the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “— Certain Covenants — Liens”;

(8)            dispositions in connection with Permitted Liens;

(9)            surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(10)     the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(11)     any expropriation, taking, sale or other disposition of assets (including any receipt of proceeds related thereto) by any foreign government or any of its political subdivisions, agencies or controlled entities; and

(12)     an Asset Swap.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales” as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)            with respect to Finance Corp., its board of directors;

(2)            with respect to the Company, the board of directors of the Ultimate General Partner or any authorized committee thereof; and

(3)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)            securities issued or directly and fully guaranteed or insured by (i) the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or (ii) any foreign country whose sovereign debt has a rating of at least “A3” from Moody’s and at least “A—” from S&P or any agency or instrumentality of such foreign country (provided that the full faith and credit of such foreign country is pledged in support of those securities), in each case having maturities of not more than 12 months from the date of acquisition;

(2)            marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(3)            certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits routinely offered by commercial banks, in each case, with any domestic commercial bank that (a) has capital and surplus in excess of $500.0 million (or the equivalent thereof in any other currency or currency units) and (b) has either (i) a Thomson Bank Watch Rating of “B” or better or (ii) issues long-term debt securities with a rating of at least “A—” (or then equivalent grade, in each case with a stable outlook) by S&P and at least “A3” (or then equivalent grade, in each case with a stable outlook) by Moody’s;

(4)            repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by any other Rating Agency, if both Moody’s and S&P cease publishing ratings, and in each case maturing within 270 days after the date of acquisition;

(6)            deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above; and

(7)            money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to a Qualifying Owner, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Company; the removal by the limited partners of the Company of the General Partner as the general partner of the Company; or the removal by the limited partners of the General Partner of the Ultimate General Partner as the general partner of the General Partner;

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company, any Restricted Subsidiary of the Company or any Qualifying Owner becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or the Ultimate General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereof;

(4)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than any Qualifying Owner becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereof; or

(5)            the first day on which a majority of the members of the Board of Directors of the Company who constituted the Board of Directors of the Company on the date of the indenture (together with any new directors nominated for election or elected to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination or election) cease for any reason to constitute a majority of the Board of Directors of the Company, which occurrence is followed by a Rating Decline within 90 days thereof.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner (or its general partner’s general partner), as applicable, and, in either case no “person” other than the Company, any Restricted Subsidiary or any Qualifying Owner Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner (or its general partner’s general partner), as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

(1)            provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)            consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and including the effect of all payment obligations or receipts, whether paid, received or accrued, pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)            depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)            unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)            reimbursements of expenses by the Ultimate General Partner pursuant to the Omnibus Agreement, whether received or accrued, for any amounts that exceed the SG&A Limit or Cost of Sales Limit (as defined and set forth in the Omnibus Agreement); plus

(6)            all extraordinary, unusual or non-recurring items of loss or expense to the extent any such items were deducted in computing such Consolidated Net Income, together with any related provision for taxes on such items; minus

(7)            all extraordinary, unusual or non-recurring items of gain or revenue to the extent any such items were included in computing such Consolidated Net Income, together with any related provision for taxes on such items; minus

(8)            non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business.

“Consolidated Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that:

(1)            any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or its Restricted Subsidiaries will be excluded;

(2)            the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)            the net income of any Restricted Subsidiary will be excluded to the extent that the distribution by that Restricted Subsidiary of that net income is not at the date of determination permitted through the payment of dividends, loans or by other means without any prior governmental approval (except as has been obtained or is customarily obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)            the cumulative effect of a change in accounting principles will be excluded;

(5)            unrealized mark to market losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 815, Derivatives and Hedging, will be excluded; and

(6)            any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets (less applicable reserves reflected in such balance sheet) included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP, less applicable reserves reflected in such balance sheet, after deducting (a) all current liabilities of Indebtedness incurred under Credit Facilities and reflected in such balance sheet and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010, among EXLP Operating LLC, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co Documentation Agents, and the lenders signatory thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), asset backed securities facilities, commercial paper facilities and indentures, in each case with banks or other institutional lenders or investors, providing for revolving credit loans, term loans, capital market financings, private placements, asset backed securitizations, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital market transaction) in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness equal to $5.0 million.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia and all of whose outstanding Capital Stock is Beneficially Owned by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date of the indenture.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than (i) Indebtedness under the Credit Agreement, which is considered incurred under clause (1) of the categories of Permitted Debt under the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock”, the (ii) the notes and the Subsidiary Guarantees and (iii) intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $40.0 million or more and otherwise by an officer of the Ultimate General Partner (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Ultimate General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)                                    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                    any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5)                                    any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period;

(6)                                    interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(7)                                    if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof); and

(8)                                    if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, but excluding upfront fees, underwriting fees or similar charges paid in connection with the notes or any Credit Facility where the fees are paid from the proceeds of such financing), and including the effect of all payments made or received pursuant to interest rate Hedging Contracts other than to terminate such Hedging

Contracts, but excluding any unrealized mark to market losses and gains under Hedging Contracts (including, without limitation, those resulting from the application of FASB ASC Topic No. 815); plus

(2)                                    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                    any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)                                    all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of preferred securities of any of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests of the payor (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (a) is not a Domestic Subsidiary and (b) has 50% or more of its consolidated assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Exterran General Partner, L.P., a Delaware limited partnership, and its successors and permitted assigns as general partner of the Company.

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that any agreement by the Company or any of its Restricted Subsidiaries to repurchase equipment at a price not greater than its fair market value shall not be deemed a guarantee of Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of:

(1)                                    the Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

(2)                                    any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the indenture.

“Hedging Contracts” means, with respect to any specified Person, the obligation of such Person under:

(1)                                    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)                                    foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3)                                    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)                                    other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

(1)                                    in respect of borrowed money;

(2)                                    evidenced by bonds, notes, debentures or similar instruments;

(3)                                    in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4)                                    in respect of bankers’ acceptances;

(5)                                    representing Capital Lease Obligations;

(6)                                    representing all Attributable Debt in respect of sale and leaseback transactions not involving a Capital Lease Obligation;

(7)                                    representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business; or

(8)                                    representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes (i) any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets, (ii) taxes, assessments or other similar governmental charges or claims, (iii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such obligation is extinguished within five Business Days of its incurrence, and (iv) obligations owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business that arise in connection with ordinary banking arrangements to manage cash balances of such Person. The term “Indebtedness” also excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                    in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3)                                    in the case of any Capitalized Lease Obligations, the amount determined in accordance with the definition thereof;

(4)                                    in the case of contingent obligations (other than those specified in clauses (1) and (2) of this paragraph), the maximum liability at such date of such Person; and

(5)                                    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if Moody’s or Standard & Poor’s ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade rating from any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The designation by the Company of any Unrestricted Subsidiary as a Restricted Subsidiary that holds an Investment in a third Person will be deemed to be an Investment made by such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the Subsidiary in such third Person on the date of such designation in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at April 1, 2017 plus (ii) any required interest payments due on such note through April 1, 2017 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months), over (b) the principal amount of such note.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                    the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale,

(2)                                    taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)                                    amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, and

(4)                                    any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“new notes” means the notes issued in an exchange offer pursuant to the indenture.

“Non-Recourse Debt” means Indebtedness:

(1)                                    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender;

(2)                                    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                    as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except (a) as contemplated by clause (9) of the definition of Permitted Liens or (b) for Customary Recourse Exceptions.

For purposes of determining compliance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Omnibus Agreement” means the Third Amended and Restated Omnibus Agreement dated as of June 10, 2011, by and among Exterran Holdings, Inc., Exterran Energy Solutions, L.P., the Ultimate General Partner, the General Partner, the Company and EXLP Operating LLC, as amended on March 8, 2012 by the First Amendment thereto, as in effect on the date of the indenture and as such may be further amended, modified or supplemented from time to time.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Company dated as of October 20, 2006, as amended on April 14, 2008 by Amendment No. 1, as in effect on the date of the indenture and as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or preferred securities of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or preferred securities were Indebtedness or preferred securities of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company, (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or (c) properties or assets of such Person were acquired by the Company or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or on the date of such property or asset acquisition, as applicable, either

(1)                                    immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)                                    immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business” means either (a) each business in which the Company or any of its Restricted Subsidiaries is engaged on the date of the indenture and any other business that is related or ancillary thereto and reasonable extensions thereof, including natural gas or other hydrocarbon gathering, processing, treating, production and transportation businesses, or (b) any other business that primarily generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1)                                    at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above;

(2)                                    if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)                                    such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of any Permitted Business.

“Permitted Investments” means:

(1)                                    any Investment in the Company (including through purchases of notes but excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Company) or in a Restricted Subsidiary of the Company;

(2)                                    any Investment in Cash Equivalents;

(3)                                    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” including pursuant to an Asset Swap;

(5)                                    any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                    any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)                                    Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

(8)                                    Permitted Business Investments; and

(9)                                    other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $50.0 million and 5.0% of the Company’s Consolidated Net Tangible Assets determined at the time of such Investment; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)                                    any Lien with respect to the Credit Agreement or any other Credit Facilities;

(2)                                    Liens in favor of the Company or the Guarantors;

(3)                                    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)                                    Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, accessions thereto or proceeds thereof;

(5)                                    any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6)                                    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)         the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)         such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)                                    Liens existing on the date of the indenture;

(8)                                    Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)                                    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)                             Liens arising under joint venture agreements, partnership agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in any Permitted Business;

(11)                             Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12)                             Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

(13)                             Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “— Certain Covenants — Liens”;

(14)                             Liens to secure performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(15)                             Liens securing (a) any defeasance trust provided that such Liens do not extend to or cover any assets or property that is not part of such defeasance trust or (b) any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(16)                             other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (16) does not exceed the greater of $50.0 million and 5.0% of the Company’s Consolidated Net Tangible Assets; and

(17)                             any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (16) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

(1)                                    the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)                                    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                    such Indebtedness is not incurred by a Restricted Subsidiary of the Company (other than Finance Corp. or any Guarantor) if the Company or any Guarantor is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under the Credit Agreement pursuant to the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject only to the refinancing provision in the definition of Credit Agreement and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Owner” means (a) Exterran Holdings, Inc., a Delaware corporation, or (b) any direct or indirect Subsidiary of Exterran Holdings, Inc.

“Rating Agency” means each of Standard & Poor’s and Moody’s, or if Standard & Poor’s or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a Board Resolution of the Board of Directors of the Company) which shall be substituted for Standard & Poor’s or Moody’s, or both, as the case may be.

“Rating Category” means:

(a)                                    with respect to Standard & Poor’s, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(b)                                    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Reporting Default” means a Default described in clause (4) under “— Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“S&P” refers to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Senior Debt” means:

(1)                                    all Indebtedness of the Company or any Restricted Subsidiary outstanding under the Credit Agreement and all obligations under Hedging Contracts with respect thereto;

(2)                                    any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)                                    all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)                                    any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

(b)                                    any Indebtedness that is incurred in violation of the indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                    any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under the indenture and on the notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Ultimate General Partner” means Exterran GP LLC, a Delaware limited liability company, and its successors and permitted assigns, as general partner of the General Partner or as the business entity with the ultimate authority to manage the business and operations of the Company.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                    except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2)                                    except as permitted under the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or if such Subsidiary is not in compliance with any other covenants in the Indenture applicable to Restricted Subsidiaries of the Company, a default will have occurred under the Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                    the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•                  you acquire the new notes in the ordinary course of your business;

•                  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•                  you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•                  in the over-the-counter market;

•                  in negotiated transactions;

•                  through the writing of options on the new notes or a combination of such methods of resale;

•                  at market prices prevailing at the time of resale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed on by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined statement of assets acquired and liabilities assumed and the related combined statements of revenues and direct operating expenses with respect to the Partnership’s March 2012 acquisition of certain contract operations customer service agreements and compression equipment used to provide compression services pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc., the Partnership and certain of their respective subsidiaries dated February 22, 2012, as of December 31, 2011 and 2010, and for each of the years ended December 31, 2011, 2010 and 2009 incorporated in this prospectus by reference from the Partnership’s Current Report on Form 8-K/A filed February 24, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the basis of presentation of the abbreviated financial statements), which is incorporated herein by reference.  Such combined statements of assets acquired and liabilities assumed and the related combined statements of revenues and direct operating expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of assets acquired  and liabilities assumed and the related combined statements of revenues and direct operating expenses with respect to the Partnership’s March 2013 acquisition of certain contract operations customer service agreements and compression equipment used to provide compression services pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc., the Partnership and certain of their respective subsidiaries dated March 7, 2013, as of December 31, 2012 and 2011, and for each of the years ended December 31, 2012 and 2011 incorporated in this prospectus by reference from the Partnership’s Current Report on Form 8-K/A filed March 15, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the basis of presentation of the abbreviated financial statements), which is incorporated herein by reference.  Such combined statements of assets acquired and liabilities assumed and the related combined statements of revenues and direct operating expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Letter of Transmittal

TO TENDER
Old 6% Senior Notes due 2021
OF
EXTERRAN PARTNERS, L.P.
EXLP FINANCE CORP.
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                , 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2013 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

(Exchange Agent/Depositary addresses)

By Registered & Certified Mail:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

PO Box 1517

Minneapolis, MN 55480

By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

In Person by Hand Only:

WELLS FARGO BANK, N.A.

12th Floor—Northstar East Building

Corporate Trust Operations

608 Second Avenue South

Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only):

(612) 667-6282

For Information or Confirmation by

Telephone:

(800) 344-5128.

If you wish to exchange old 6% Senior Notes due 2021 for an equal aggregate principal amount at maturity of new 6% Senior Notes due 2021 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

The prospectus, dated            , 2013 (the “Prospectus”), of Exterran Partners, L.P. and EXLP Finance Corp. (collectively, the “Issuers”), and this letter of transmittal (the “Letter of Transmittal”) together describe the Issuers’ offer (the “Exchange Offer”) to exchange their issued and outstanding 6% Senior Notes due 2021 (the “old notes”) for a like principal amount of their 6% Senior Notes due 2021 (the “new notes”) that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC, pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•                  DTC has received your instructions to tender your old notes; and

•                  you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1)                                    By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)                                    By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

(3)                                    You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

(4)                                    By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission, or the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

(5)                                    By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)                                    the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b)                                    you have not engaged in and do not intend to engage in the distribution of the new notes;

(c)                                     you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(d)                                    you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(e)                                     if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of March 27, 2013 (the “Registration Rights Agreement”), by and among the Issuers, the initial guarantors party thereto and Wells Fargo Securities, LLC, as representative of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at 16666 Northchase Drive, Houston, Texas 77060, (281) 836-7000; Attn: Donald C. Wayne, Senior Vice President and General Counsel. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

(6)                                    If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7)                                    If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

(8)                                    Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.              Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.              Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.              Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

4.              Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.              No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.              Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.              Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer — Withdrawal of Tenders.”

8.              No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Exterran Partners, L.P.

Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.  The partnership agreement of Exterran Partners, L.P. (the “Company”) provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•                  our general partner;

•                  any departing general partner;

•                  any person who is or was an affiliate of our general partner or any departing general partner;

•                  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•                  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•                  any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets.  Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate indemnification.  We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liability under our partnership agreement.

EXLP Finance Corp.

The bylaws of EXLP Finance Corp. provide for indemnification to the fullest extent authorized by the Delaware General Corporation Law.  Section 145 of the General Corporation Law of the State of Delaware, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any such threatened, pending, or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation.  Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

EXLP Operating LLC

The limited liability company agreement of EXLP Operating LLC provides that it will indemnify its affiliates, members, partners, officers, directors, employees, agents or trustees of the company or any affiliate of EXLP Operating LLC, any person who is or was serving at the request of EXLP Operating LLC or any affiliate of EXLP Operating LLC as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person and any person the company designates as an indemnitee to the fullest extent permitted by law against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee of the company, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was criminal. Any indemnification under these provisions will only be out of the assets of the company.

EXLP Leasing LLC

The limited liability company agreement of EXLP Leasing LLC provides that it will indemnify its affiliates, members, partners, officers, directors, employees, agents or trustees of the company or any affiliate of EXLP Leasing LLC, any person who is or was serving at the request of EXLP Leasing LLC or any affiliate of EXLP Leasing LLC as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person and any person the company designates as an indemnitee to the fullest extent permitted by law against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee of the company, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was criminal. Any indemnification under these provisions will only be out of the assets of the company.

Item 21. Exhibits and Financial Statement Schedules.

(a)         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Exterran Partners, L.P. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
2.1

Contribution, Conveyance and Assumption Agreement, dated February 22, 2012, by and among Exterran Holdings, Inc., Exterran Energy Corp., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on February 24, 2012 (SEC File No. 001-33078)

2.2

Contribution, Conveyance and Assumption Agreement, dated March 7, 2013, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2013 (SEC File No. 001-33078)

3.1

Certificate of Limited Partnership of Universal Compression Partners, L.P. (now Exterran Partners, L.P.), incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed June 27, 2006 (SEC File No.  333-135351)

Exhibit Number		Description
3.2

Certificate of Amendment to Certificate of Limited Partnership of Universal Compression Partners, L.P. (now Exterran Partners, L.P.), dated as of August 20, 2007, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed August 24, 2007 (SEC File No.  001-33078)

3.3

First Amended and Restated Agreement of Limited Partnership of Exterran Partners, L.P., as amended, incorporated by reference to Exhibit 3.3 to the registrant’s Quarterly Report on form 10 Q for the quarter ended March 31, 2008 (SEC File No.  001-33078)

4.1		Indenture, dated as of March 27, 2013, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association
4.2

Registration Rights Agreement, dated as of March 27, 2013, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
12.1	*	Computation of ratio of earnings to fixed charges
23.1	*	Consent of Deloitte & Touche LLP
23.2	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1	*	Powers of Attorney (included on the signature pages to this registration statement)
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A.
99.1	*

The unaudited pro forma condensed consolidated statement of operations of Exterran Partners, L.P. for the nine months ended September 30, 2013, which gives effect to the March 2013 Contract Operations Acquisition

*                 Filed herewith.

(b)         Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)                                    include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)                                    reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)                                     to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)                                    any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)                                    any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)                                     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)                                    any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2013.

EXTERRAN PARTNERS, L.P.

By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Miller, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact and agents, with power to act, with or without the other, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including post-effective amendments) to this registration statement and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2013.

Signature	Title

/s/ D. Bradley Childers	President, Chief Executive Officer and Chairman of the Board, Exterran GP
D. Bradley Childers	LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P. (Principal Executive Officer)

/s/ David S. Miller	Senior Vice President, Chief Financial Officer and Director, Exterran GP
David S. Miller	LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P. (Principal Financial Officer)

/s/ Kenneth R. Bickett	Vice President and Controller, Exterran GP LLC, as General Partner of
Kenneth R. Bickett	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P. (Principal Accounting Officer)

/s/ William M. Austin	Senior Vice President and Director, Exterran GP LLC, as General Partner of
William M. Austin	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P.

Signature	Title

/s/ Daniel K. Schlanger	Senior Vice President and Director, Exterran GP LLC, as General Partner of
Daniel K. Schlanger	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P.

/s/ James G. Crump	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
James G. Crump	L.P., as General Partner of Exterran Partners, L.P.

/s/ Edmund P. Segner, III	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
Edmund P. Segner, III	L.P., as General Partner of Exterran Partners, L.P.

/s/ G. Stephen Finley	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
G. Stephen Finley	L.P., as General Partner of Exterran Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2013.

EXLP FINANCE CORP.

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Miller, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact and agents, with power to act, with or without the other, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including post-effective amendments) to this registration statement and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2013.

Signature	Title

/s/ D. Bradley Childers	President, Chief Executive Officer
D. Bradley Childers	(Principal Executive Officer)

/s/ David S. Miller	Senior Vice President, Chief Financial Officer and Director
David S. Miller	(Principal Financial Officer)

/s/ Kenneth R. Bickett	Vice President and Controller and Director
Kenneth R. Bickett	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2013.

EXLP OPERATING LLC

By:	Exterran Partners, L.P.,
its sole member

By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Miller, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact and agents, with power to act, with or without the other, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including post-effective amendments) to this registration statement and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2013.

Signature	Title

/s/ D. Bradley Childers	President, Chief Executive Officer and Chairman of the Board, Exterran GP
D. Bradley Childers	LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC (Principal Executive Officer)

/s/ David S. Miller	Senior Vice President, Chief Financial Officer and Director, Exterran GP
David S. Miller	LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC (Principal Financial Officer)

/s/ Kenneth R. Bickett	Vice President and Controller, Exterran GP LLC, as General Partner of
Kenneth R. Bickett	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC (Principal Accounting Officer)

Signature	Title

/s/ William M. Austin	Senior Vice President and Director, Exterran GP LLC, as General Partner of
William M. Austin	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P.,
as Sole Member of EXLP Operating LLC

/s/ Daniel K. Schlanger	Senior Vice President and Director, Exterran GP LLC, as General Partner of
Daniel K. Schlanger	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P.,
as Sole Member of EXLP Operating LLC

/s/ James G. Crump	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
James G. Crump	L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Operating LLC

/s/ Edmund P. Segner, III	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
Edmund P. Segner, III	L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Operating LLC

/s/ G. Stephen Finley	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
G. Stephen Finley	L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Operating LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2013.

EXLP LEASING LLC

By:	EXLP Operating LLC,
its sole member

By:	Exterran Partners, L.P.,
its sole member

By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Miller, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact and agents, with power to act, with or without the other, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including post-effective amendments) to this registration statement and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2013.

Signature	Title

/s/ D. Bradley Childers	President, Chief Executive Officer and Chairman of the Board, Exterran GP
D. Bradley Childers

LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC, as Sole Member of EXLP Leasing LLC

(Principal Executive Officer)

/s/ David S. Miller	Senior Vice President, Chief Financial Officer and Director, Exterran GP
David S. Miller

LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC, as Sole Member of EXLP Leasing LLC

(Principal Financial Officer)

Signature	Title

/s/ Kenneth R. Bickett	Vice President and Controller, Exterran GP LLC, as General Partner of
Kenneth R. Bickett	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC, as Sole Member of EXLP Leasing LLC (Principal Accounting Officer)

/s/ William M. Austin	Senior Vice President and Director, Exterran GP LLC, as General Partner of
William M. Austin	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P.,
as Sole Member of EXLP Operating LLC, as Sole Member of EXLP Leasing LLC

/s/ Daniel K. Schlanger	Senior Vice President and Director, Exterran GP LLC, as General Partner of
Daniel K. Schlanger	Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP Operating LLC, as Sole Member of EXLP Leasing
LLC

/s/ James G. Crump	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
James G. Crump	L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Operating LLC, as Sole Member of EXLP Leasing LLC

/s/ Edmund P. Segner, III	Director, Exterran GP LLC, as General Partner of Exterran General Partner, L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Edmund P. Segner, III	Operating LLC, as Sole Member of EXLP Leasing LLC

/s/ G. Stephen Finley	Director, Exterran GP LLC, as General Partner of Exterran General Partner,
G. Stephen Finley	L.P., as General Partner of Exterran Partners, L.P., as Sole Member of EXLP
Operating LLC, as Sole Member of EXLP Leasing LLC

INDEX TO EXHIBITS

Exhibit Number		Description
2.1

Contribution, Conveyance and Assumption Agreement, dated February 22, 2012, by and among Exterran Holdings, Inc., Exterran Energy Corp., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on February 24, 2012 (SEC File No. 001-33078)

2.2

Contribution, Conveyance and Assumption Agreement, dated March 7, 2013, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2013 (SEC File No. 001-33078)

3.1

Certificate of Limited Partnership of Universal Compression Partners, L.P. (now Exterran Partners, L.P.), incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed June 27, 2006 (SEC File No.  333-135351)

3.2

Certificate of Amendment to Certificate of Limited Partnership of Universal Compression Partners, L.P. (now Exterran Partners, L.P.), dated as of August 20, 2007, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed August 24, 2007 (SEC File No.  001-33078)

3.3

First Amended and Restated Agreement of Limited Partnership of Exterran Partners, L.P., as amended, incorporated by reference to Exhibit 3.3 to the registrant’s Quarterly Report on form 10 Q for the quarter ended March 31, 2008 (SEC File No.  001-33078)

4.1		Indenture, dated as of March 27, 2013, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association
4.2

Registration Rights Agreement, dated as of March 27, 2013, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
12.1	*	Computation of ratio of earnings to fixed charges
23.1	*	Consent of Deloitte & Touche LLP
23.2	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1	*	Powers of Attorney (included on the signature pages to this registration statement)
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A.
99.1	*

The unaudited pro forma condensed consolidated statement of operations of Exterran Partners, L.P. for the nine months ended September 30, 2013, which gives effect to the March 2013 Contract Operations Acquisition

*                 Filed herewith.